Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

August 2, 2019

Media Contact:	Investor Contact:
Andrea Platt	Chris Liddle
Corporate Communications	Investor Relations
Phone: 503-464-7980	Phone: 503-464-7458

Portland General Electric announces second quarter 2019 results

•	Filed 2019 Integrated Resource Plan; identified need for 150 MWa renewable resources, energy efficiency, demand response and actions to add more capacity

•	Plans to construct an Integrated Operations Center centralizing key resilience and reliability functions

•	Maintaining full year 2019 earnings guidance of $2.35-$2.50 per share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income of $25 million, or 28 cents per diluted share, for the second quarter of 2019. This compares with net income of $46 million, or 51 cents per diluted share, for the second quarter of 2018.

“This quarter, we navigated challenging regional power markets with significantly lower hydro production and are maintaining full year guidance,” said Maria Pope, PGE president and CEO, “We are also pleased to have filed our Integrated Resource Plan and to announce the construction of an Integrated Operations Center, which will enhance grid safety, resilience and security.”

Q2 2019 earnings compared to Q2 2018 earnings
Net variable power costs were less favorable than the prior year, primarily due to lower wholesale revenues and significantly lower than average hydro production. Higher operating expenses and lower production tax credits were partially offset by an increase in revenue as a result of the 2019 general rate case.
Company Updates
Integrated Resource Plan (IRP)
On July 19, 2019, PGE filed with the Public Utility Commission of Oregon its 2019 IRP including an Action Plan proposing resource actions to undertake through 2025. The Action Plan calls for adding more renewable resources, increased energy efficiency, demand-response, and actions to address capacity needs. A request for proposal (RFP) will be conducted to add new renewable resources by 2023. PGE anticipates a staged process that pursues cost competitive agreements for existing capacity in the region and will address remaining capacity needs with an RFP for non-emitting resources. PGE is considering submission of a benchmark resource for both RFPs and will communicate its decision to submit a benchmark before doing so. PGE expects an Order acknowledging the IRP and Action Plan in early 2020.

Integrated Operations Center (IOC)
PGE will construct an IOC that centralizes key operations and functions in a facility designed for enhanced resilience against seismic, cyber and physical security risks. It is expected to be in service by the end of 2021. Technology within the IOC will enable PGE to better monitor, control, optimize and safely operate the company’s distribution system. It will also maximize the use of carbon-free energy in PGE’s system and enhance overall system reliability.

2019 earnings guidance

PGE is affirming its 2019 guidance of $2.35 to $2.50 per diluted share. This guidance is based on the following assumptions:

•	Increase in retail deliveries of 0.5%

•	Normal hydro conditions for the remainder of the year based on the current hydro forecast

•	Wind generation based on five years of historical levels or forecast studies when historical data is not available

•	Normal thermal plant operations

•	Depreciation and amortization expense between $400 million and $420 million

•	Revised operating and maintenance costs between $600 million and $620 million driven by an increase in distribution costs

Second Quarter 2019 earnings call and webcast — August 2, 2019

PGE will host a conference call with financial analysts and investors on Friday, August 2, 2019, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A replay of the call will be available beginning at 2 p.m. ET on Friday, August 2, 2019, through 2 p.m. ET on Friday, August 9, 2019.

Maria Pope, president and CEO; Jim Lobdell, senior vice president of Finance, CFO, and treasurer; and Chris Liddle, director, Investor Relations and Treasury, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, condensed consolidated balance sheets and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # #

About Portland General Electric Company

Portland General Electric (NYSE: POR) is a fully integrated energy company based in Portland, Oregon, serving more than 888,000 customers in 51 cities. For 130 years, PGE has been delivering safe, affordable and reliable energy to Oregonians. Together with its customers, PGE has the No. 1 voluntary renewable energy program in the U.S. With approximately 3,000 employees across the state, PGE is committed to helping its customers and the communities it serves build a clean energy future. For more information, visit PortlandGeneral.com/CleanVision.

Safe Harbor Statement
Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance; statements regarding future load, hydro conditions and operating and maintenance costs; statements concerning implementation of the company’s integrated resource plan; statements concerning future compliance with regulations limiting emissions from generation facilities and the costs to achieve such compliance; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including reductions in demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; failure to complete capital projects on schedule or within budget, or the abandonment of capital projects, which could result in the company’s inability to recover project costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; the outcome of various legal and regulatory proceedings; general economic and financial market conditions; severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, or liability for third party property damage; and cyber security breaches of the company’s customer information system or operating systems, which may affect customer bills or other aspects of our operations. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the company on the date hereof and such statements speak only as of the date hereof. The company expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise. Prospective investors should also review the risks, assumptions and uncertainties listed in the company’s most recent annual report on form 10-K and in other documents that we file with the United States Securities and Exchange Commission, including management’s discussion and analysis of financial condition and results of operations and the risks described therein from time to time.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Revenues, net	$462	$449	$1,032	$944
Alternative revenue programs, net of amortization	(2)	—	1	(2)
Total revenues	460	449	1,033	942
Operating expenses:
Purchased power and fuel	105	104	284	234
Generation, transmission and distribution	86	71	163	140
Administrative and other	78	70	149	139
Depreciation and amortization	101	93	202	185
Taxes other than income taxes	33	31	67	64
Total operating expenses	403	369	865	762
Income from operations	57	80	168	180
Interest expense, net	31	31	63	62
Other income:
Allowance for equity funds used during construction	2	2	5	6
Miscellaneous income, net	—	1	2	—
Other income, net	2	3	7	6
Income before income tax expense	28	52	112	124
Income tax expense	3	6	14	14
Net income	25	46	98	110
Other comprehensive income	1	—	2	—
Comprehensive income	$26	$46	$100	$110

Weighted-average common shares outstanding (in thousands):
Basic	89,357	89,215	89,333	89,188
Diluted	89,561	89,215	89,537	89,188

Earnings per share:
Basic	$0.28	$0.51	$1.10	$1.23
Diluted	$0.28	$0.51	$1.09	$1.23

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$11	$119
Accounts receivable, net	150	193
Unbilled revenues	72	96
Inventories	101	84
Regulatory assets—current	37	61
Other current assets	69	90
Total current assets	440	643
Electric utility plant, net	6,952	6,887
Regulatory assets—noncurrent	380	401
Nuclear decommissioning trust	46	42
Non-qualified benefit plan trust	37	36
Other noncurrent assets	142	101
Total assets	$7,997	$8,110

	June 30, 2019	December 31, 2018
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119	$168
Liabilities from price risk management activities—current	40	55
Short-term debt	17	—
Current portion of long-term debt	—	300
Current portion of finance lease obligation	17	—
Accrued expenses and other current liabilities	247	268
Total current liabilities	440	791
Long-term debt, net of current portion	2,377	2,178
Regulatory liabilities—noncurrent	1,365	1,355
Deferred income taxes	379	369
Unfunded status of pension and postretirement plans	312	307
Liabilities from price risk management activities—noncurrent	76	101
Asset retirement obligations	199	197
Non-qualified benefit plan liabilities	101	103
Finance lease obligations, net of current portion	137	—
Other noncurrent liabilities	69	203
Total liabilities	5,455	5,604
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of June 30, 2019 and December 31, 2018	—	—
Common stock, no par value, 160,000,000 shares authorized; 89,371,560 and 89,267,959 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	1,215	1,212
Accumulated other comprehensive loss	(7)	(7)
Retained earnings	1,334	1,301
Total shareholders’ equity	2,542	2,506
Total liabilities and shareholders’ equity	$7,997	$8,110

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income	$98	$110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	202	185
Deferred income taxes	6	6
Pension and other postretirement benefits	12	13
Allowance for equity funds used during construction	(5)	(6)
Decoupling mechanism deferrals, net of amortization	(1)	2
(Amortization) Deferral of net benefits due to Tax Reform	(11)	25
Other non-cash income and expenses, net	21	4
Changes in working capital:
Decrease in accounts receivable and unbilled revenues	63	26
(Increase) in inventories	(17)	(7)
Decrease in margin deposits, net	11	4
(Decrease) in accounts payable and accrued liabilities	(65)	(20)
Other working capital items, net	16	13
Other, net	(16)	(17)
Net cash provided by operating activities	314	338
Cash flows from investing activities:
Capital expenditures	(271)	(266)
Sales of Nuclear decommissioning trust securities	7	6
Purchases of Nuclear decommissioning trust securities	(5)	(5)
Other, net	(2)	—
Net cash used in investing activities	(271)	(265)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$200	$—
Payments on long-term debt	(300)	—
Issuance of commercial paper, net	17	—
Dividends paid	(65)	(61)
Other	(3)	(3)
Net cash used in financing activities	(151)	(64)
(Decrease) increase in cash and cash equivalents	(108)	9
Cash and cash equivalents, beginning of period	119	39
Cash and cash equivalents, end of period	$11	$48

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$60	$58
Cash paid for income taxes	20	10

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,
	2019		2018
Revenues (dollars in millions):
Retail:
Residential	$205	45%	$207	46%
Commercial	158	34	162	36
Industrial	50	11	39	9
Direct access	10	2	13	3
Subtotal	423	92	421	94
Alternative revenue programs, net of amortization	(2)	—	—	—
Other accrued (deferred) revenues, net	6	1	(10)	(2)
Total retail revenues	427	93	411	92
Wholesale revenues	16	3	24	5
Other operating revenues	17	4	14	3
Total revenues	$460	100%	$449	100%

Energy deliveries (MWh in thousands):
Retail:
Residential	1,526	29%	1,612	29%
Commercial	1,630	31	1,654	30
Industrial	802	15	717	13
Subtotal	3,958	75	3,983	72
Direct access:
Commercial	177	3	159	3
Industrial	360	7	342	6
Subtotal	537	10	501	9
Total retail energy deliveries	4,495	85	4,484	81
Wholesale energy deliveries	785	15	1,041	19
Total energy deliveries	5,280	100%	5,525	100%

Average number of retail customers:
Residential	777,564	88%	771,608	88%
Commercial	109,190	12	108,939	12
Industrial	192	—	205	—
Direct access	634	—	596	—
Total	887,580	100%	881,348	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended June 30,
	2019		2018
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	1,150	23%	828	16%
Coal	378	8	421	8
Total thermal	1,528	31	1,249	24
Hydro	460	9	395	8
Wind	608	13	613	11
Total generation	2,596	53	2,257	43
Purchased power:
Term	1,919	39	2,384	45
Hydro	319	6	500	10
Wind	82	2	94	2
Total purchased power	2,320	47	2,978	57
Total system load	4,916	100%	5,235	100%
Less: wholesale sales	(785)		(1,041)
Retail load requirement	4,131		4,194

The following table indicates the number of heating and cooling degree-days for the three months ended June 30, 2019 and 2018, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days			Cooling Degree-days
	2019	2018	Avg.	2019	2018	Avg.
April	312	338	376	—	9	2
May	109	89	198	28	34	21
June	46	44	79	74	73	65
Totals for the quarter	467	471	653	102	116	88
(Decrease)/increase from the 15-year average	(28)%	(28)%		16%	32%